UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2011
Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Parkway, Suite 100 Greenwood Village, Colorado	80111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 843-8040
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On June 7, 2011, Molycorp, Inc. (the “Company”) issued a press release announcing that, subject to market conditions, it intended to offer $200 million principal amount of its Convertible Senior Notes due 2016 (the “Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933.
On June 9, 2011, the Company issued a press release announcing the pricing of the Notes offering.
The Notes and the shares of common stock issuable upon conversion of the Notes have not and will not be registered under the Securities Act of 1933 (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Pursuant to Rule 135c of the Securities Act, the Company is filing herewith the press releases issued June 7, 2011 and June 9, 2011 as Exhibits 99.1 and 99.2, respectively.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release Issued June 7, 2011

99.2	Press Release Issued June 9, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.
By:	/s/ John F. Ashburn, Jr., Esq.
	Name:	John F. Ashburn, Jr., Esq.
	Title:	Executive Vice President and General Counsel
	Date:	June 10, 2011

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release Issued July 7, 2011

99.2	Press Release Issued July 9, 2011